Milliman Variable Insurance Trust 485BPOS

Exhibit 99(d)(ii)

MILLIMAN VARIABLE INSURANCE TRUST

AMENDMENT TO SCHEDULE A TO THE

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of the 10th day of August, 2022, to Schedule A to the Investment Advisory Agreement, dated as of September 17, 2021 (the “Advisory Agreement”), is entered into by and between Milliman Financial Risk Management LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), and Milliman Variable Insurance Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

WHEREAS, each of the Trust and the Adviser is a party to the Advisory Agreement; and

WHEREAS, each of the Trust and the Adviser desires to amend the Advisory Agreement to replace Schedule A.

NOW, THEREFORE, the parties agree as follows:

1.       Schedule A to the Advisory Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.       Except to the extent amended hereby, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the day and year first above written.

Milliman Financial Risk Management LLC

By:	/s/Maria Schiopu
Maria Schiopu, Principal & Senior Director

Date:	August 9, 2022

Milliman Variable Insurance Trust

By:	/s/Adam Schenck
Adam Schenck, President

Date:	August 9, 2022

SCHEDULE A

Funds and Investment Advisory Fees

Fees. Pursuant to Sections 1 and 6 of the Agreement, the Trust, on behalf of each Fund listed below, shall pay the Adviser as compensation an investment advisory fee, which shall be accrued daily and paid monthly as soon as practical after the last day of each month at the following annual rates on the average daily net assets of such Fund (“Investment Advisory Fee”):

Fund Name	Annual Advisory Fee Rate	Effective Date
Milliman 6-Month Buffered S&P 500 with Par Up Outcome Strategy
1. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul	0.49%	January 10, 2022
2. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug	0.49%	January 10, 2022
3. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep	0.49%	January 10, 2022
4. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct	0.49%	January 10, 2022
5. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov	0.49%	January 10, 2022
6. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec	0.49%	January 10, 2022
Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Strategy
7. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul	0.49%	January 10, 2022
8. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug	0.49%	January 10, 2022
9. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep	0.49%	January 10, 2022
10. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct	0.49%	January 10, 2022
11. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov	0.49%	January 10, 2022
12. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec	0.49%	January 10, 2022
Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy
13. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan	0.49%	January 10, 2022
14. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb	0.49%	January 10, 2022
15. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar	0.49%	January 10, 2022
16. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr	0.49%	January 10, 2022
17. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May	0.49%	January 10, 2022
18. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun	0.49%	January 10, 2022
19. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul	0.49%	January 10, 2022
20. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug	0.49%	January 10, 2022
21. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Sep	0.49%	August 10, 2022
22. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Oct	0.49%	August 10, 2022
23. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Nov	0.49%	August 10, 2022
24. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy
25. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan	0.49%	January 10, 2022
26. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb	0.49%	January 10, 2022
27. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar	0.49%	January 10, 2022
28. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr	0.49%	January 10, 2022
29. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May	0.49%	January 10, 2022
30. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun	0.49%	January 10, 2022
31. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul	0.49%	January 10, 2022
32. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug	0.49%	January 10, 2022
33. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Sep	0.49%	August 10, 2022

A-1

Fund Name	Annual Advisory Fee Rate	Effective Date
34. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Oct	0.49%	August 10, 2022
35. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Nov	0.49%	August 10, 2022
36. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy
37. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan	0.49%	January 10, 2022
38. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb	0.49%	January 10, 2022
39. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar	0.49%	January 10, 2022
40. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr	0.49%	January 10, 2022
41. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May	0.49%	January 10, 2022
42. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun	0.49%	January 10, 2022
43. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul	0.49%	January 10, 2022
44. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug	0.49%	January 10, 2022
45. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Sep	0.49%	August 10, 2022
46. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Oct	0.49%	August 10, 2022
47. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Nov	0.49%	August 10, 2022
48. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Strategy
49. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jan	0.49%	January 10, 2022
50. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Feb	0.49%	January 10, 2022
51. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Mar	0.49%	January 10, 2022
52. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Apr	0.49%	January 10, 2022
53. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - May	0.49%	January 10, 2022
54. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jun	0.49%	January 10, 2022
55. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jul	0.49%	January 10, 2022
56. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Aug	0.49%	January 10, 2022
57. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Sep	0.49%	August 10, 2022
58. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Oct	0.49%	August 10, 2022
59. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Nov	0.49%	August 10, 2022
60. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Strategy
61. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jan	0.49%	January 10, 2022
62. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Feb	0.49%	January 10, 2022
63. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Mar	0.49%	January 10, 2022
64. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Apr	0.49%	January 10, 2022
65. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - May	0.49%	January 10, 2022
66. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jun	0.49%	January 10, 2022
67. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jul	0.49%	January 10, 2022
68. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Aug	0.49%	January 10, 2022
69. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Sep	0.49%	August 10, 2022
70. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Oct	0.49%	August 10, 2022
71. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Nov	0.49%	August 10, 2022
72. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy
73. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)	0.49%	January 10, 2022
74. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)	0.49%	January 10, 2022
75. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)	0.49%	January 10, 2022

A-2

Fund Name	Annual Advisory Fee Rate	Effective Date
76. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Oct (I)	0.49%	August 10, 2022
Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Strategy
77. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I)	0.49%	January 10, 2022
78. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I)	0.49%	January 10, 2022
79. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I)	0.49%	January 10, 2022
80. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Oct (I)	0.49%	August 10, 2022
Milliman 6-Month Buffered S&P 500 with Trigger Outcome Strategy
81. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jan/Jul	0.49%	August 10, 2022
82. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Feb/Aug	0.49%	August 10, 2022
83. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Mar/Sep	0.49%	August 10, 2022
84. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Apr/Oct	0.49%	August 10, 2022
85. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - May/Nov	0.49%	August 10, 2022
86. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jun/Dec	0.49%	August 10, 2022
Milliman Money Market Strategy
87. Milliman Money Market Fund	0.03%	January 10, 2022

Calculation. The Investment Advisory Fee for a Fund shall be calculated by the Fund’s accounting agent and shall be accrued daily and be calculated by applying the Investment Advisory Fee annual percentage rate, as specified above, to the average daily net assets of the Fund. The value of the Fund’s net assets shall be computed in the manner specified in the Registration Statement and the Governing Documents.

A-3